                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.11(c) or Section
                 240.14a-12

                  BANYAN STRATEGIC REALTY TRUST
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                Shares of Beneficial Interest
                Shares of Beneficial Interest
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
                / / Fee paid previously with preliminary materials.
                / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing
                for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
                the Form or Schedule and the date of its filing.
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                         BANYAN STRATEGIC REALTY TRUST

                                     [LOGO]

November 11, 2000

Dear Shareholder:

You are cordially invited to attend Banyan Strategic Realty Trust's annual meeting of Shareholders.

We will hold the meeting on December 14, 2000 at 10:00 a.m. at 150 South Wacker Drive, Conference Center, Suite 1060, Chicago, Illinois 60606. The enclosed packet includes the Notice of Annual Meeting, Proxy Statement and Proxy. The Proxy Statement describes the business that we will conduct at the meeting and provides information about the Trust.

Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/ L.G. Schafran

L.G. Schafran
Interim President and Chief Executive Officer

                         BANYAN STRATEGIC REALTY TRUST
                              150 S. Wacker Drive
                                   Suite 2900
                            Chicago, Illinois 60606
                                 (312) 683-3671

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   Date:      December 14, 2000

                                   Time:      10:00 a.m. CST

                                   Place:     150 South Wacker Drive
                                              Conference Center
                                              Suite 1060
                                              Chicago, Illinois 60606

Dear Shareholders:

    At our annual meeting, we will ask you to:

    - elect four trustees;

    - ratify the selection of Ernst & Young LLP as our independent accountant for 2000; and

    - transact any other business that may properly be presented at the annual meeting.

    If you were a shareholder of record at the close of business on November 10, 2000, you may vote in person at the annual meeting or submit the enclosed proxy card.

                                        By order of the Board of Trustees,

                                        /s/ Robert G. Higgins

                                        Robert G. Higgins
                                        Vice President, General Counsel and
                                        Secretary

    November 11, 2000

                      INFORMATION ABOUT THE ANNUAL MEETING

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

    Our annual meeting will be held on December 14, 2000 at 10:00 a.m. at 150 South Wacker Drive, Conference Center, Suite 1060, Chicago, Illinois 60606. If you would like to attend, please contact us at (312) 683-3671 to make arrangements.

INFORMATION ABOUT THIS PROXY STATEMENT

    We sent you this proxy statement and the enclosed proxy card because our board of trustees is soliciting your proxy to vote your shares at the meeting. If you own shares of beneficial interest in Banyan in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission which are designed to assist you in voting your shares. On November 13, 2000, we began mailing the proxy materials to all shareholders of record at the close of business on November 10, 2000.

INFORMATION ABOUT VOTING

    You may vote your shares at the annual meeting only if you are a shareholder of record at the close of business on November 10, 2000. Each share is entitled to one vote. As of November 10, 2000, there were 14,245,649 shares outstanding.

    You may grant us proxy to vote on the proposals presented at the annual meeting in one of three ways:

    - BY PROXY CARD: You can vote your shares by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your proxy card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted FOR the election of the individuals nominated for trustee and FOR the selection of Ernst & Young LLP as our principal independent public accountant for 2000;

    - BY TELEPHONE: You can vote your shares by granting us your proxy by telephone. To do so, please call the toll free number 1-877-PRX-VOTE (1-877-779-8683) and follow the recorded instructions; or

    - ELECTRONICALLY: You can vote your shares by granting us your proxy over the Internet. To do so, go to the Website www.eproxyvote.com/bsrts and follow the instructions provided on our Website.

    Additionally, you may come to the annual meeting and cast your vote in person. If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to our secretary, Robert G. Higgins; (2) providing us with a later-dated proxy, electronically, by telephone or by mail; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy. Your proxy designation by telephone or Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by telephone or Internet, there is no need for you to mail back your proxy card.

INFORMATION REGARDING TABULATION OF THE VOTE

    Representatives of Equiserve will tabulate votes and act as inspectors of election at the meeting.

QUORUM REQUIREMENT

    Shareholders owning a majority of our shares must be present in person or by proxy in order for action to be taken at the meeting. For these purposes, "abstentions" and "broker non-votes" will be counted as present for determining whether a majority is present. A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so.

INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

    The four individuals receiving the greatest number of votes will be elected to serve as trustees; provided that a majority of these individuals must be independent. A person is considered to be "independent" if he or she is not an officer or employee of ours or does not have a relationship which, in our board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee. Ratification of Ernst & Young LLP as our independent accountant requires a "yes" vote from a majority of the votes actually cast on the matter.

COSTS OF PROXIES

    We will pay all the costs of soliciting proxies and holding the annual meeting. We have retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. We anticipate that the fee for these services will not exceed $6,500 plus reasonable out-of-pocket costs and expenses authorized by us.

OTHER MATTERS

    We are not aware of any other matter which will be presented at the annual meeting. Generally, no business, aside from the items discussed in this proxy statement, may be transacted at the meeting. However, if any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

AVAILABLE INFORMATION

    We file reports, proxy materials and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Shares of beneficial interest are included for quotation on Nasdaq.

PROPOSAL NUMBER ONE: ELECT FOUR TRUSTEES

BACKGROUND

    We have decided to reduce the size of our board from five trustees to four. Our board has accepted the recommendation of our nominating committee and nominated Walter E. Auch, Sr., Daniel Levinson, Stephen M. Peck and L.G. Schafran to serve as trustees for the upcoming year or until their respective successors are elected and begin to serve. Further, the board has concluded that Messrs. Auch, Levinson and Peck have been nominated to serve as independent trustees.

    We know of no reason why any nominee will be unable to serve as a trustee. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of trustees to be elected. If any trustee resigns, dies or is otherwise unable to serve out his term, or if the board increases the number of trustees, the board may fill the vacancy until the next annual meeting. You do not have the right to cumulate your votes in electing trustees.

    The nominees for election to the board are:

    WALTER E. AUCH, SR. Mr. Auch, age 79, has served as an independent trustee since 1986. Mr. Auch served as the chairman and chief executive officer of the Chicago Board of Options Exchange from 1979 to 1986. Prior to that time,
Mr. Auch was executive vice president, director and a member of the executive committee of PaineWebber. Mr. Auch is a director of Pimco Advisors L.P., Smith Barney Concert Series Funds, Smith Barney Trak Fund, The Brinson Partners Funds, the Nicholas Applegate Funds, Semele Group, Inc., and Legend Properties, Inc. and a trustee of Hillsdale College and the Arizona Heart Institute.

    DANIEL LEVINSON. Mr. Levinson, age 43, has served as an independent trustee since 1999 and currently serves as chief financial officer for Oracle Investment Management, Inc. Prior to working for Oracle, Mr. Levinson joined Morgens Waterfall, Vintadis and Company, Inc. in 1993 as its chief financial officer and specialized in the management and workout of real estate and other investments in its investment funds. Before working at Morgens, Mr. Levinson was a vice president at Sentinel Real Estate Corporation, an institutional real estate investment manager. Prior to joining Sentinel in 1988, Mr. Levinson was at KPMG Peat Marwick for over six years. Mr. Levinson received a Bachelor of Science degree from Lehigh University. Mr. Levinson is a certified public accountant and a member of the American Institute of Certified Public Accountants.

    STEPHEN M. PECK. Mr. Peck, age 65, has served as an independent trustee since 1999 and currently maintains an investment office at Glider, Gagnon, Howe & Co. LLC. Mr. Peck is a director of Harnischfeger, Inc., Fresenius Medical Care and OFFIT Investment Funds. He is also a member of the Advisory Board of the Torrey Funds and Brown Simpson Asset Management. Mr. Peck serves as a member of the Board of Trustees of New York University, The Jewish Theological Seminary and the Mount Sinai School of Medicine and is Chairman of the Board of Trustees of the Mount Sinai-NYU Health System.

    L.G. SCHAFRAN. Mr. Schafran, age 62, has served as a trustee since 1999 and as our interim president and chief executive officer since August 14, 2000. He is currently chairman of our board and has been a Managing General Partner at L.G. Schafran & Associates since 1984. Mr. Schafran is a director of Tarragon Realty Investors, Inc. (f/k/a National Income Realty Trust), PubliCARD, Inc. (f/k/a Publicker Industries, Inc.), COMSAT Corporation and chairman of the board of Delta-Omega Technologies, Inc. Mr. Schafran served as a director of Capsure Holdings Inc. from 1986 to 1997, OXIGENE, Inc. from 1993 to 1996,
Glasstech, Inc. from 1995 to 1997, Dart Group Corporation from 1993 to 1997 and Kasper A.S.L., Ltd. from 1997 to 2000.

    RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the election of all four nominees.

PROPOSAL NUMBER TWO: RATIFY APPOINTMENT OF ERNST & YOUNG LLP

    Our board, on the recommendation of the existing audit committee, has engaged Ernst & Young LLP to serve as our independent accountant for the fiscal year ending December 31, 2000. We traditionally ask our shareholders to ratify the selection of an independent accountant, even though your approval is not required. Further, even if you do not approve the selection of Ernst & Young LLP, we will not replace them as the independent accountant for this fiscal year due to the added expense and delay that would result from replacing them and selecting a new accountant. Instead, our board will consider the negative vote as a direction to consider a different accountant next year.

    Ernst & Young LLP has been our independent accountant since 1989, and no relationship exists other than the usual relationship between independent public accountant and client. Representatives of Ernst & Young LLP are expected to be available at the annual meeting to respond to questions.

    RECOMMENDATION OF THE BOARD: The board recommends that you vote "FOR" the appointment of Ernst & Young LLP as our independent accountant for the fiscal year ending December 31, 2000.

                COMPENSATION OF TRUSTEES AND EXECUTIVE OFFICERS

INDEPENDENT TRUSTEE COMPENSATION

    Each independent trustee is paid an annual fee of $20,000, payable quarterly, plus $1,000 for each board or committee meeting attended in person and $500 an hour for each board or committee meeting held by telephonic conference call. We also reimburse each independent trustee for out-of-pocket expenses incurred in attending board meetings. Each person serving as an independent trustee is awarded an option to purchase 2,000 of our common shares ten days after each annual meeting. All options granted to the independent trustees vest and become exercisable in the following installments: (1) fifty percent (50%) on the first anniversary of the grant; and (2) fifty percent (50%) on the second anniversary of the grant.

    Our board is required to meet at least four times per year, either in person or by telephonic conference. During calendar year 1999, the board met eight times. Each trustee attended all of the meetings in 1999. Our board also had three committees, a nominating committee, an audit committee and a compensation committee. Messrs. Auch, Norman Gold and Marvin Sotoloff comprised the members of each committee through December 13, 1999. Subsequent to December 13, 1999, Messrs. Auch, Peck, Schafran and Levinson, comprised the members of each committee. Mr. Schafran resigned from these committees when he became our interim president and CEO. During calendar year 1999, the audit committee met twice, the compensation committee did not meet and the nominating committee met once.

    In February 2000, our board formed a financial advisory committee to evaluate and explore strategic alternatives designed to maximize shareholder value. The financial advisory committee was originally comprised of Messrs. Auch, Peck, Levinson and Schafran and has met 24 times in 2000.
Mr. Schafran resigned from this committee when he became our interim president and CEO.

EXECUTIVE OFFICERS

    The board of trustees annually elects our executive officers and, subject to each officer's employment agreement, may remove these officers at any time. Listed below is information about our executive officers, except that information regarding Larry Schafran, our interim president and chief executive officer can be found under the description of the nominees for trustee under Proposal Number One.

    ROBERT G. HIGGINS. Mr. Higgins, age 48, has served as our vice president and general counsel since 1992 and as secretary since 1995. Mr. Higgins received a B.A. degree in government from the University of Notre Dame and a law degree from Loyola University of Chicago. Mr. Higgins concentrates his practice in the areas of real estate development, finance, acquisition, land use, sales, lending and general corporate business practice. Mr. Higgins previously served as vice president, general counsel and secretary of Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund), Banyan Short Term Income Trust and Semele Group, Inc. (f/k/a Banyan Strategic Land Fund II) (collectively, the "Banyan Funds")and is currently serving in the same position for BSRT Management Corp. Mr. Higgins is admitted to the bar in the States of Illinois, Minnesota and Texas and also practices law as a sole practitioner.

    JOEL L. TEGLIA. Mr. Teglia, age 38, has served as our vice president and chief financial officer since 1994. Prior to his appointment, Mr. Teglia provided various services to us in his capacity as controller for BSRT Management Corp. (f/k/a Banyan Management Corp.), a position that he held from 1991 to 1994. He received a B.A. degree in accounting from the University of Notre Dame. Mr. Teglia previously served as vice president and chief financial officer of the Banyan Funds and is currently serving in the same positions for BSRT Management Corp. Mr. Teglia is a certified public accountant.

    LEONARD G. LEVINE. Mr. Levine, age 53, has been our president and chief executive officer since 1990 and a trustee since 1998. On August 14, 2000, we suspended Mr. Levine from his duties as president and chief executive officer. See, "Legal Proceedings." Mr. Levine also served as a trustee of ours from September, 1986 until February 1990. Mr. Levine received a bachelors of science/bachelors of arts degree in accounting from Roosevelt University and a masters degree in taxation from DePaul University. Mr. Levine previously served as president of each of the Banyan Funds and BSRT Management Corp. Mr. Levine is a certified public accountant and a licensed real estate broker.

EXECUTIVE COMPENSATION

    This table shows compensation paid to our chief executive officer and our next three most highly compensated executive officers during the last three years ended December 31, 1999.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                -----------------------
                                                  ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                          -----------------------------------   -----------------------   --------
                                                                                             SECURITIES
                                                                                RESTRICTED   UNDERLYING
                                                                 OTHER ANNUAL     STOCK       OPTIONS/      LTIP      ALL OTHER
            NAME                 YEAR     SALARY(2)    BONUS     COMPENSATION    AWARD(S)     SARS(#)     PAYOUTS    COMPENSATION
-----------------------------  --------   ---------   --------   ------------   ----------   ----------   --------   ------------
Leonard G. Levine,
  President and Chief
  Executive Officer
  (1)(3).....................    1999     $212,317    $101,471
                                 1998     $206,100    $146,382
                                 1997     $195,540                              $2,319,292
Jay E. Schmidt
  Vice
  President-Investments......    1999     $183,053    $ 40,000
                                 1998     $170,307    $ 41,908
                                 1997     $165,281    $ 35,000
Neil D. Hansen
  First Vice President.......    1999     $220,732    $ 50,000
                                 1998     $205,860    $ 48,990
                                 1997     $192,546    $ 20,000
Joel L. Teglia
  Vice President and Chief
  Financial Officer..........    1999     $143,208    $ 30,000
                                 1998     $126,825    $ 30,755
                                 1997     $ 95,160    $ 10,000

------------------------------

(1) As of the fiscal year ended December 31, 1999, Mr. Levine owned 512,504 shares of beneficial interest which he is restricted from transferring except in compliance with the registration requirements of federal and state securities law. The value of these shares as of December 31, 1999, without any discount for the transfer restrictions was $3,075,024.

(2) Includes the lesser of 3% of base compensation or $4,800 which was contributed by us to each employee's 401(k) plan. For 1999, due to timing of our bi-weekly pay periods, salary paid includes 1999 salary plus 1/26th of 1998's salary.

(3) On August 14, 2000, we exercised our rights under our employment agreement with Mr. Levine, by suspending him and placing him on leave from his position as president. To replace Mr. Levine, our board of trustees has appointed Larry Schafran, to the position of interim president and chief executive officer. Mr. Schafran was also elected to the position of chairman of the board of trustees on October 13, 2000.

EMPLOYMENT AGREEMENTS.

    MR. LEVINE. We entered into an employment agreement with Mr. Levine on March 11, 1998, although the agreement became effective retroactively as of October 1, 1997. This term of the agreement expires on December 31, 2001. On December 14, 1999 we amended Mr. Levine's employment agreement to provide for certain rights upon liquidation of the Trust and the immediate vesting of all outstanding options. Under the agreement, we agreed to pay
Mr. Levine a base salary equal to $200,000 per year through December 31, 1999 increasing to $210,000 per year during the last two years of the agreement. The agreement also grants Mr. Levine the ability to earn annual incentive compensation equal to 62.5% of the base salary each year, provided that we achieve certain predetermined levels of "funds from operations" increased by .03 for each one percentage point that our actual per share "funds from operations" exceed the target and decreased (but not below zero) by .04 for each one percentage point our actual per share "funds from operations" is below the target amount.

    Mr. Levine was also granted options to purchase 350,000 shares at an exercise price equal to $5.50 per share. The number of shares underlying the options and the exercise price of each option is subject to adjustment from time to time if we: (1) issue or sell additional common shares in exchange for consideration at a price less than the prevailing market price of our shares;
(2) issue or sell warrants with exercise prices less than the prevailing market price; (3) declare a dividend or otherwise make a distribution to our shareholders in the form of additional common shares; (4) subdivide our outstanding common shares into a larger number of common shares; or (5) combine our outstanding common shares into a smaller number of common shares.
Mr. Levine exercised all of the options on January 12, 2000. The agreement also requires us to provide Mr. Levine with both life and disability insurance benefits during the term of the agreement, as well as all non-wage benefits we provide to our other salaried employees.

    Mr. Levine's agreement contains provisions that requires us to make certain payments to him upon the occurrence of a "Triggering Event" which is defined as:

    - the date that a Plan of Liquidation of the Trust becomes effective;

    - the date on which we sell all or substantially all of our assets;

    - the date we merge or enter into a business combination with another entity if, among other things, we are not the surviving entity; or

    - the members of the existing board fail to constitute a majority of the board.

    The agreement also gives us the right to terminate Mr. Levine under certain circumstances.

    On August 14, 2000, we suspended Mr. Levine pursuant to our employment agreement with him and have filed an arbitration action and a lawsuit alleging that Mr. Levine breached his duty of loyalty to us and that he had committed intentional acts that caused material damage to our business or properties. Pending a final ruling by an arbitrator or a court, we will comply with the employment agreement including the compensation provisions. To replace
Mr. Levine, our board of trustees appointed Larry Schafran, to the position of interim president and chief executive officer.

    MESSRS. HANSEN, SCHMIDT AND TEGLIA. We also had employment agreements with each of Messrs. Hansen, Schmidt and Teglia. Pursuant to these agreements, we were obligated to pay Messrs. Hansen, Schmidt and Teglia annual base salaries equal to $213,040, $176,680 and $138,240 respectively. Each executive is eligible for all non-wage benefits we offer to our salaried employees and is reimbursed for reasonable business expenses. Additionally, pursuant to each agreement, we are required to indemnify and hold harmless each executive from liabilities each may incur as a result of performing duties under his employment agreement. On October 1, 2000 we entered into agreements with Messrs. Schmidt and Hansen terminating their employment and settling all claims for severance pay. On November 1, 2000 we entered into a new employment agreement with Mr. Teglia (see, "Board of Trustees Report on Executive Compensation")

STOCK OPTION GRANTS

    We did not grant any options to purchase shares of beneficial interest during the year ended December 31, 1999 to any of our executive officers. On December 23, 1999 we granted options to purchase shares of beneficial interest to each of our independent trustees in accordance with our Executive and Director Omnibus Stock Option Plan. The table below sets forth the aggregated option exercises and year-end option value for 1999.

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

                                                                     NUMBER OF SECURITIES      VALUE OF
                                                                          UNDERLYING          UNEXERCISED
                                                                         UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                          FY-END (#)          FY-END ($)
                               SHARES ACQUIRED ON                        EXERCISABLE/        EXERCISABLE/
NAME                                EXERCISE        VALUE REALIZED      UNEXERCISABLE        UNEXERCISABLE
----                           ------------------   --------------   --------------------   ---------------
Leonard G. Levine............  --                            --           350,000/0           $175,000/$0
Larry G. Schafran............  --                            --
Jay E. Schmidt...............  --                            --            39,335/0           $ 16,403/$0
Neil D. Hansen...............  --                            --            39,335/0           $ 16,403/$0
Joel L. Teglia...............  --                            --            32,335/0           $ 15,153/$0

    All of the options granted vested on December 14, 1999 because there occurred a "change in control" as that term was defined in our Executive and Director Omnibus Stock Option Plan. The "change in control" occurred because on that date, the members of our board as of the effective date of the Plan failed to constitute a majority of the members of our board. In addition, in December 1999, we offered all of our current employees and advisors who hold options the opportunity to exercise all of the vested but unexercised options with the proceeds of a loan from us. Each loan is non-recourse and bears interest at an annual rate of 6.5%. Each person is required to pledge all shares purchased with the proceeds of the loan to secure the payment of principal and interest on the loan. We loaned approximately $3.2 million to these persons. All loans will mature in five years; provided that any person who terminates his or her employment or whom we terminate is required to repay the loan and all accrued interest by surrendering the shares securing the loan or by tendering sufficient funds to pay all amounts owing within one month of terminating employment. Pursuant to our recently enacted Severance and Retention Program for non-contract employees, we have extended the term of any note made by a terminated employee or will extend the term of any note made by any other employee we choose to terminate, to the date upon which the last of these notes comes due.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and trustees, and persons who own more than ten percent of our shares of beneficial interest, to file reports of ownership and changes in ownership with the SEC and the Nasdaq, and to furnish us with copies of the form. Based solely on our review these forms or written representations from the reporting person, we believe that each trustee, officer and beneficial owner of more than ten percent of our outstanding common shares complied with these filing requirements during the fiscal year ended December 31, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of November 10, 2000 regarding the number and percentage of our outstanding common shares beneficially owned by: (1) each trustee and each nominee for trustee; (2) each executive officer; and (3) all trustees and executive officers as a group. The table also sets forth information as of November 10, 2000 with respect to any person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Information with respect to Morgens Waterfall Income Partners, L.P., Kensington Investment Group, Inc., Magten Asset Management Corp. and FMR Corp. listed in the table below, including the notes, is based solely on copies of statements filed under Section 13(d) or 13(g) of the Exchange Act, and we have not independently confirmed this information. Share amounts and percentages shown for each person or entity are adjusted to give effect to common shares that are not outstanding but may be acquired by a person or entity upon exercise of all options exercisable by such entity or person within sixty days of the date of the date hereof. However, those common shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding common shares beneficially owned by any other person.

                                                             AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP   PERCENT OF CLASS
------------------------------------                         --------------------   ----------------
Morgens Waterfall Income Partners, L.P.(1).................        3,391,074              22.1%
  Restart Partners, L.P.
  Restart Partners II, L.P.
  Restart Partners III, L.P.
  Restart Partners IV, L.P.
  Restart Partners V, L.P.
  Endowment Restart, L.L.C.
  10 East 50th Street
  New York, NY 10022
Kensington Investment Group, Inc.(2).......................        2,267,556              16.0%
  Mellon Bank, N.A. as Trustee for the General
  Motors Employees Domestic Group Pension
  Trust
  350 East 21st Street
  New York, NY 10010
Magten Asset Management Corp.(3)...........................          753,600               5.3%
  Four Orinda Way
  Suite 220D
  Orinda, CA 94563
FMR Corp.(4)...............................................          736,000               5.1%
  Fidelity Management & Research Company
  Fidelity Low-Priced Stock Fund
  Fidelity Management Trust Company
  Edward C. Johnson 3d
  Abigail P. Johnson
  82 Devonshire St., Boston, MA 02109
Daniel Levinson (6)........................................            1,000                 *
Leonard G. Levine,.........................................          862,504               6.1%
  President(5)
Neil D. Hansen,............................................           60,889                 *
  First Vice President(5)(6)
Stephen M. Peck (6)........................................            1,000                 *
L.G. Schafran..............................................            1,000                 *
  Interim President and CEO(6)
Robert G. Higgins (5)(6)...................................           39,886                 *
  Vice President, Secretary and General Counsel
Jay E. Schmidt,............................................           45,572                 *
  Vice President(5)(6)
Joel L. Teglia,............................................           36,870                 *
  Chief Financial Officer(5)(6)
Walter E. Auch, Sr.(6).....................................            5,000                 *
All Trustees and Named Executive Officers of the Trust, as
  a group (nine persons)...................................        1,053,721               7.4%

------------------------

*   less than 1%

(1) Includes the conversion of 61,572 shares of convertible preferred stock, which can be converted into 1,195,573 of our common shares at a price of $5.15 per share. Certain affiliates of Morgens

    Waterfall Income Partners, L.P. have filed reports with the SEC pursuant to
    Section 13(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") indicating combined ownership of five percent (5%) or more of the outstanding common shares. As of December 31, 1999, (i) Morgens Waterfall Income Partners, L.P. owns 83,315 common shares; (ii) Restart Partners, L.P. owns 418,768 common shares; (iii) Restart Partners II, L.P. owns 692,830 common shares; (iv) Restart Partners III, L.P. owns 482,350 common shares; (v) Restart Partners IV, L.P. owns 304,758 common shares;
    (vi) Restart Partners V, L.P. owns 100,855 common shares; (vii) Endowment Restart, L.L.C. owns 109,625 common shares. Although John C. Waterfall and Edwin H. Morgens do not directly own any common shares, each of them may be deemed an indirect beneficial owner of 2,192,501 common shares by virtue of their effective control over the operation of each of the affiliated entities listed above. Furthermore, Morgens Waterfall Capital, L.L.C. may be deemed an owner of 83,315 common shares by virtue of its position as general partner of Morgens Waterfall Income Partners, L.P.

(2) According to filings made with the SEC, Kensington Investment Group, Inc. ("Kensington") is an investment advisor registered under the Investment Advisors Act of 1940. Kensington has filed reports with the SEC pursuant to
    Section 13(d) of the Exchange Act, indicating ownership of five percent (5%) or more of the outstanding common shares. As of the date of their most recent filing, Kensington has sole dispositive power over 2,267,556 common shares, and sole voting power over 2,267,556 common shares.

(3) According to filings made with the SEC, Magten Asset Management Corp. ("Magten") is an investment advisor registered under the Investment Advisors Act of 1940. Magten has filed reports with the SEC pursuant to
    Section 13(d) of the Exchange Act, indicating ownership of five percent (5%) or more of the outstanding common shares. As of the date of their most recent filing, Magten has shared dispositive power over 753,600 common shares, and shared voting power over 315,200 common shares.

(4) FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (who together with other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.) have filed reports with the SEC pursuant to
    Section 13(d) of the Exchange Act, indicating combined ownership of five percent (5%) or more of the outstanding common shares. As of the date of their most recent filing, Fidelity Management & Research Company, an investment advisor registered under the Investment Advisors Act of 1940, and Fidelity Low-Price Stock Fund, an investment company which Fidelity Management & Research Company serves as investment advisor, owned
    736,000 common shares or 7.8% of the outstanding common shares. Edward C. Johnson 3d and FMR Corp. each has sole dispositive power over these 736,000 common shares, but neither has sole voting power over these common shares. As of the date of their latest filing, Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., owned 71,000 common shares or .53% of the outstanding common shares as a result of serving as investment manager of institutional accounts. Edward C. Johnson 3d and FMR Corp. each has voting and dispositive power over these 71,000 common shares.

(5) Includes shares purchased on January 12, 2000 pursuant to the aforementioned employee stock loan program as follows: Mr. Levine, 350,000 shares;
    Mr. Schmidt, 36,000 shares; Mr. Hansen, 36,000 shares; Mr. Higgins, 30,335 shares; and Mr. Teglia, 29,000 shares.

(6) Includes options to purchase 3,335 shares for each of Messrs. Hansen, Schmidt and Teglia, 5,000 shares for Mr. Auch and 1,000 shares for each of Messrs. Levinson, Peck and Schafran.

LEGAL PROCEEDINGS

    As discussed above, we have suspended Mr. Levine from his duties as president and chief executive officer. We have filed a claim to be decided by an arbitrator in which we allege that Mr. Levine has committed intentional acts that have caused material damage to our business and property. We have also filed suit in the Circuit Court of Cook County, Illinois, alleging that Mr. Levine breached his duty of loyalty to us. We brought those actions after a committee of our board of trustees uanimously concluded that Mr. Levine had breached his duties while attempting to negotiate a purchase of our assets. If we are successful in either the arbitration claim or in our lawsuit, a termination "for cause" of Mr. Levine's employment agreement will be sustained and we believe that we will be able to recoup monies paid to him during his suspension.

BOARD OF TRUSTEES REPORT ON EXECUTIVE COMPENSATION

GENERAL

    Our board of trustees has formed a separate committee to evaluate and make recommendations regarding executive compensation. This committee is comprised of Messrs. Auch, Peck and Levinson. Messrs. Peck and Levinson became members of the committee following election to the board last December. As a result, the compensation policies prior to January 1, 2000 were evaluated by our prior committee which was comprised of Mr. Auch, Norman Gold and Marvin Sotoloff.

    In setting compensation for our executive officers, the committee considers a number of factors such as the amounts paid to executives who are employed in similar positions in companies primarily in the real estate industry with asset size and other characteristics comparable to ours and our overall business plan. We do not, however, rely on a specific list of entities to make this comparison.

1999 COMPENSATION

    During 1999, we compensated Messrs. Hansen, Schmidt and Teglia in accordance with their respective employment agreements which were executed in 1998. Each of these agreements sets forth a specific base salary paid to each individual and allows for discretionary bonuses. During 1999, Mr. Levine was responsible for recommending both the amount of bonus and for establishing the performance criteria for earning a bonus to be paid to Messrs. Hansen, Schmidt and Teglia. During the year ended December 31, 1999, we paid bonuses to Messrs. Hansen, Schmidt and Teglia totaling $50,000, $40,000 and $30,000, respectively. The bonuses were tied, in part, to our financial performance and in part to the individual achieving specific individual goals established for the year in discussions between the individual and Mr. Levine and reviewed by us. For the fiscal year ended December 31, 1999, we used the same performance criteria for determining bonus amounts that was used in Mr. Levine's contract.

    Mr. Levine was eligible to earn an annual incentive bonus equal to a percentage of his base salary. The amount of the bonus is based on our "funds from operations" reaching certain levels. For the fiscal year ended
December 31, 1999, Mr. Levine's target "funds from operations" for the year ended December 31, 1999 was $0.85 per share. The actual amount of funds from operations for this period was $0.81 per share, and Mr. Levine received a bonus equal to $101,471 or 81% of the target. At the time that we signed the agreement with Mr. Levine, we granted him options to purchase 350,000 common shares, all of which Mr. Levine exercised in January 2000, at an exercise price of $5.50 per share.

    We have also granted options on our yearly basis to our other employees and officers based typically on recommendations made by Mr. Levine. The vesting of these options is typically not subject to the Trust's financial performance, but instead is tied to the individual remaining employed by the Trust for a certain period of time. We did not grant any options to our other employees and officers during 1999.

RECENT DEVELOPMENTS

    On August 14, 2000, we suspended Mr. Levine and filed an arbitration action alleging that he committed intentional acts that caused material damage to our business or properties. We have also filed suit in the Circuit Court of Cook County, Illinois, alleging that Mr. Levine breached his duty of loyalty to us. Pending a final ruling by an arbitrator or the court, we are required to continue paying

Mr. Levine his base salary. In the interim, our board of trustees appointed Mr. Schafran to the position of interim president and chief executive officer.

    We have determined that it is in the best interests of our shareholders for us to pursue strategic alternatives designed to enhance shareholder value and to obtain increased liquidity. As part of this determination, we: (1) elected not to renew the employment contracts of Messrs. Schmidt and Hansen and entered into separation agreements with each of them, (2) terminated Mr. Teglia's former employment agreement and entered into a new one with him, and (3) entered into employment agreements with Messrs. Higgins and Schafran.

    On August 14, 2000, following the suspension of Mr. Levine, we engaged
Mr. Schafran to become our interim president and chief executive officer. The term of Mr. Schafran's agreement extends until February 13, 2002, unless sooner terminated for "cause," by death or disability, voluntarily by Mr. Schafran, upon a "change in control" of the Trust, or upon Mr. Levine's reinstatement as our president and chief executive officer. A "change in control" occurs if our current board members fail to constitute a majority of our board (not including those individuals nominated by our board) or when our shareholders adopt a plan of liquidation which our board does not approve.

    Mr. Schafran's base salary is comparable to that of Mr. Levine's. We structured Mr. Schafran's bonus amounts in such a fashion so that he will be rewarded if he adds value to the process of pursuing strategic alternatives. We believe the two most obvious ways he can add value is by either assisting us in liquidating our assets in an expeditious manner (thereby enhancing our liquidity) or using his business experience to help us achieve a value to our shareholders that we may not have been able to achieve otherwise. Under the agreement we will pay Mr. Schafran an annual base salary of $200,000 and an incentive bonus based on the present value of aggregate distributions we make to shareholders during the term of the agreement. We will pay the incentive bonus once our shareholders receive distributions whose aggregate present value is at least $6.25 per share discounted to October 26, 2000 at 12%. The amount of incentive bonus starts at $300,000 and increases as the present value of distributions to our shareholders increases. Additionally, in lieu of the incentive bonus, Mr. Schafran may receive an early completion bonus equal to $300,000 if our shareholders receive distributions greater than $6.00 per share on or before December 31, 2000. The early completion bonus is reduced to $225,000 if our shareholders receive distributions greater than $6.00 per share after December 31, 2000 but on or before March 31, 2000.

    If we terminate Mr. Schafran's employment because Mr. Levine is reinstated to his former position, we are obligated to pay Mr. Schafran his entire incentive bonus, based on the present value of the aggregate distributions made to our shareholders, as though his employment had not been terminated. Additionally, if we terminate Mr. Schafran's employment due to his death, disability or a "change in control," we are obligated to pay Mr. Schafran a portion of the incentive compensation equal to the amount of incentive compensation he would have earned had we not terminated his employment, multiplied by a fraction, the numerator of which is the number of days he had served as our interim president and chief executive officer and the denominator of which is 548. Finally, if we terminate the agreement upon our final dissolution and liquidation, we are obligated to pay Mr. Schafran the amount of base salary he would have earned through February 13, 2002 and any earned but unpaid incentive bonus based on the present value of the amount distributed to our shareholders under the plan of liquidation.

    Mr. Schmidt was principally involved in acquisition activity, which we no longer plan to pursue. Mr. Hansen, whose duties included due diligence activities in connection with acquisitions, is no longer able to fully perform his job duties due to health reasons. As a result, we believe that we no longer require the services of either Messrs. Hansen or Schmidt. Additionally, there were certain ambiguities under each of Messrs. Schmidt and Hansen's former contracts with respect to the amount of severance pay we would owe each of them if we decided not to renew their respective contracts, and it was in our best interests to mutually resolve the issue by negotiating separation agreements. During 2000, we notified each of Messrs. Schmidt and Hansen of our intention not to renew their employment agreements. On October 1, 2000, we entered into separation agreements with each of them, pursuant to which they each resigned their positions with us and released any claims they may have against us, in return for a severance payment of $280,804 to Mr. Schmidt and $342,679 to Mr. Hansen.

    We also determined that during this transitional time period, we have a strong need for stability amongst our remaining executive officers. As such, our compensation committee negotiated employment agreements with each of Messrs. Higgins and Teglia. Mr. Higgins has served as our vice president and general counsel since 1992 and our secretary since 1995. However, since 1997, he has not been our employee. Instead, we have purchased legal services from Mr. Higgins on a discounted basis from his normal charges and provided him with office space and equipment. If the process of pursuing strategic alternatives extends beyond December 31, 2000, we believe that Mr. Higgins' salary and bonus under his employment agreement will be less than what we would have had to pay to purchase his legal services in accordance with our prior arrangement.

    Under the recently negotiated agreement, Mr. Higgins will, following the annual meeting, become our first vice president, general counsel and chief operating officer until October 31, 2002. Mr. Higgins' employment agreement may be terminated prior to its expiration as follows: (1) by us for "cause"; (2) by us upon 60 days prior written notice; (3) by our complete dissolution and liquidation; (4) by Mr. Higgins' death or disability; or (5) voluntarily by Mr. Higgins. Under the agreement, Mr. Higgins becomes our full-time employee, however, he is allowed to perform legal services for clients. Mr. Higgins' initial base salary is $260,000 with automatic 5% increases on January 1, 2001 and 2002. Unless we terminate Mr. Higgins' employment for "cause" or Mr. Higgins terminates it voluntarily, upon expiration of the term of the agreement, we will pay Mr. Higgins a severance payment of one year's salary and a bonus equal to 50% of the aggregate amount of base salary Mr. Higgins earned from November 1, 2000 to the end of the agreement. "Cause" is defined in the agreement as: (1) conduct amounting to fraud or wilful misconduct, (2) any material act of dishonesty, (3) the conviction of Mr. Higgins of a felony crime, and (4) a material breach of the agreement by Mr. Higgins which remains uncured for a period of five business days following notice of such breach. Additionally, Mr. Higgins may terminate the agreement if: (A) the members of our board as of the date of the agreement fail to constitute a majority of the board; (B) our shareholders adopt a plan of liquidation without our board's approval or recommendation; (C) we sell all of our real estate properties or business; (D) we combine with another entity and our shareholders immediately prior to the combination fail to retain a majority of the voting securities of the surviving entity; (E) any person or entity becomes the beneficial owner of a majority of our voting shares; (F) we relocate our executive offices to a location in excess of 100 miles outside of the Chicago Loop area; (G) we breach the agreement in a material respect which we fail to cure within five business days of notice of such breach; and (H) a material diminution of Higgins' duties, responsibilities or authority occurs.

    Our compensation committee also decided that it was in our best interests to enter into a new employment agreement with Mr. Teglia. We believe that Mr. Teglia is essential to our success in pursuing strategic alternatives and it was important to increase his salary to be commensurate with the increase in the amount of time and effort he will be required to expend to assist us in this process. Additionally, there were certain ambiguities under Mr. Teglia's former contract with respect to the amount of severance pay we would owe him if we decided not to renew that contract, and it was in our best interests to mutually resolve the issue by negotiating a severance payment for the former contract and entering into a new contract. As such, in September 2000, we notified
Mr. Teglia that we were not going to renew his original employment agreement and instead, our compensation committee authorized Mr. Schafran to negotiate a new employment agreement with him. Under the new agreement, Mr. Teglia will become our executive vice president and chief financial officer following the annual meeting until October 31, 2002. Mr. Teglia's agreement may be terminated for the same reasons enumerated in Mr. Higgins' agreement. Upon execution of the agreement, we paid to Mr. Teglia a severance payment of $204,765 in settlement of our obligations to him under his prior employment agreement. Under the new agreement, Mr. Teglia's initial annual base salary is $180,120, which is increased to $200,000 on January 1, 2001 and $210,000 on January 1, 2002. Additionally, unless we terminate Mr. Teglia's employment for "cause" or Mr. Teglia terminates it voluntarily, upon expiration of the term of the agreement, we will pay Mr. Teglia a bonus equal to 50% of the aggregate amount of base salary Mr. Teglia earned during the term of the agreement. The definition of "cause" in Mr. Teglia's agreement is identical to the definition set forth in Mr. Higgins' agreement.

                                          Walter E. Auch, Sr.
                                          Stephen M. Peck
                                          Daniel Levinson

PERFORMANCE GRAPH

    The graph below compares the cumulative total return on our common shares for the last five fiscal years, with the cumulative total return on the Standard & Poor's 500 Index and with the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"), Equity REIT Total Return Index for all equity REITs over the same period (assuming the investment of $100 in our common shares, the S&P 500 Total Return Index and the NAREIT Equity REIT Total Return Index on December 31, 1993, and the reinvestment of all dividends). For the year ended December 31, 1994, we utilized the NAREIT Equity Index for comparison to industry or peer performance. Beginning with the fiscal year ended December 31, 1995, we switched to NAREIT's Equity REIT Total Return Index, which excludes REITs operating healthcare facilities for comparison to industry or peer performance since we believe this index provides a more meaningful comparison.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                1993   1994    1995    1996    1997    1998    1999
Banyan Strategic Reality Trust   100  109.55  102.28  124.27  183.35  211.36  246.38
S&P 500 Index                    100  101.31  139.23  171.19  228.32  293.57   356.3
NAREIT Equity Index              100  103.17  118.92  160.86  193.45  159.59  152.22

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG THE COMPANY, THE S&P 500 TOTAL RETURN INDEX
                 AND THE NAREIT EQUITY REIT TOTAL RETURN INDEX

YEAR-END DATA                                          1994       1995       1996       1997       1998       1999
-------------                                        --------   --------   --------   --------   --------   --------
BSRT...............................................   109.55     120.28     124.27     183.35     211.36     246.38
S&P 500 Index......................................   101.31     139.23     171.19     228.32     293.57     355.30
NAREIT Equity Index (without Health Care)..........   103.17     118.92     160.86     193.45     159.59     152.22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended December 31, 1999, we paid no salary to, but purchased legal services from, Robert G. Higgins, our vice president, secretary and general counsel. We paid Mr. Higgins, in the aggregate, $330,645 for these services. We also provide Mr. Higgins with office space and equipment.
Mr. Higgins does not pay any rent for the use of office space and equipment. Instead, Mr. Higgins bills us at a discounted rate. Mr. Higgins also reimburses us for the cost of two full-time and certain part-time employees. For the fiscal year ended December 31, 1999, Mr. Higgins reimbursed us for a total of $172,074. During the fiscal year ended December 31, 1999, we paid Adam Levine, the son of Mr. Levine, $85,173 for services rendered to us as an employee. We also provided Adam Levine with benefits customarily provided to our other employees. On October 31, 2000, we terminated the employment of Adam Levine as part of our Retention and Severance Program and paid him a severance payment in accordance with that program equal to $90,762.

    On January 12, 2000, our employees exercised their vested options to purchase 575,337 of our common shares with the proceeds of loans from us. See "Compensation of Trustees and Executive Officers" above for details of the loan program. The table below shows the original amounts outstanding and the loan balances on October 31, 2000 due from our executive officers and Adam Levine.

                                                             ORIGINAL       BALANCE AT
NAME                                                          AMOUNT     OCTOBER 31, 2000
----                                                        ----------   ----------------
Leonard G. Levine.........................................  $1,925,000      $1,875,429
Jay E. Schmidt............................................  $  213,500      $  209,033
Neil D. Hansen............................................  $  213,500      $  209,033
Joel L. Teglia............................................  $  170,875      $  167,232
Robert G. Higgins.........................................  $  173,735      $  169,720
Adam Levine...............................................  $   95,493      $   93,167

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We incorporate by reference herein the following documents filed pursuant to the Exchange Act under the Exchange Act File No. 0-15465: (1) our annual report on Form 10-K for the fiscal year ended December 31, 1999; and (2) quarterly reports on Form 10-Q for the quarters ending March 30, 2000 and June 30, 2000. All reports and other documents we file pursuant to Section 13(a)(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement also shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing these reports and documents. Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. We will not update this Proxy Statement for events occurring subsequent to the date of this Proxy Statement.

    We hereby undertake to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request of the person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to documents, unless these exhibits are specifically incorporated by reference into the document). Requests for these documents should be made to the Investor Relations Department at our principal executive offices located at 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606; telephone number (312) 683-3671.

                             SHAREHOLDER PROPOSALS

    We have not received any shareholder proposals for inclusion in this year's proxy statement. If a shareholder wishes to present a proposal to be included in the proxy statement for the next annual meeting, the proposal must be submitted in writing and received by our secretary at our offices no later than July 11, 2001 addressed as follows: Robert G. Higgins or Corporate Secretary, Banyan Strategic Realty Trust, 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606.

                ------------------------------------------------
                ------------------------------------------------

                  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                      PROXIES WILL SAVE US THE EXPENSE OF
                      FURTHER REQUESTS FOR PROXIES. PLEASE
                    PROMPTLY MARK, SIGN, DATE AND RETURN THE
                    ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                ------------------------------------------------
                ------------------------------------------------

                         BANYAN STRATEGIC REALTY TRUST
                             150 SOUTH WACKER DRIVE
                                   SUITE 2900
                             CHICAGO, ILLINOIS 60606


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


         The undersigned hereby appoints Robert G. Higgins and L.G. Schafran, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of Beneficial Interest of Banyan Strategic Realty Trust held of record by the undersigned on November 10, 2000, at the Annual Meeting of Shareholders when convened on December 14, 2000, or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH HEREIN. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE ON THE MATTER.


                         CONTINUED ON THE REVERSE SIDE.

                                   PROXY CARD


  /X/
       Please
      mark your
     votes as in
        this
       example

1.        Elect the following four individuals to serve as trustees, including three independent trustees, until the next annual meeting of
          Shareholders or otherwise as provided in our Declaration.           FOR    AGAINST

          For, except vote withheld from the following nominees:

                                              Walter E. Auch, Sr.             / /      / /

                                              Stephen M. Peck                 / /      / /

                                              Daniel M. Levinson              / /      / /

                                              L. G. Schafran                  / /      / /


2.        Ratify the appointment of Ernst & Young LLP as our                  FOR    AGAINST
          independent public accountant for the fiscal year ending            / /      / /
          December 31, 2000.


SIGNATURE(S) ____________________________________  DATE _______________________

             ____________________________________  DATE _______________________

NOTE: Sign exactly as name appears at left. If joint tenant, both should sign. If attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please sign corporate name by president or authorized officer. If partnership or limited liability company, sign in full entity name by authorized person.